UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 Main Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Completion of Tender Offer

As previously disclosed, on March 14, 2010, Pegasystems Inc., a Massachusetts corporation (“Pegasystems”), Maple Leaf Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pegasystems (“Purchaser”) and Chordiant Software, Inc., a Delaware corporation (“Chordiant”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Purchaser offered to purchase all outstanding shares of common stock, par value $0.001 per share, of Chordiant (the “Shares”), at a price of $5.00 per Share, net to the holder in cash without interest thereon, less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 24, 2010 and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constituted the “Offer”).

Upon the expiration of the Offer at 12:00 Midnight (one minute after 11:59 p.m.), New York City time, on April 20, 2010, Purchaser accepted for payment approximately 24,998,423 Shares pursuant to the Offer (including 1,110,825 Shares that were tendered pursuant to guaranteed delivery procedures), representing approximately 81.8% of the Shares issued and outstanding as of April 20, 2010.

Based on the per Share consideration of $5.00 and the number of Shares validly tendered and accepted for payment at the expiration of the Offer, the value of the Shares purchased by the Purchaser in connection with the Offer on April 21, 2010 was approximately $125 million, less Chordiant’s cash balance.

On April 21, 2010 Purchaser exercised a “top-up” option provided pursuant to the Merger Agreement to purchase newly issued Shares in order to acquire total ownership of at least 90% of the outstanding Shares.

Consummation of Merger Transaction

On April 21, 2010, pursuant to the terms of the Merger Agreement, Purchaser merged with and into Chordiant, with Chordiant continuing as the surviving corporation and a wholly-owned subsidiary of Pegasystems (the “Merger”).

As a result of the Merger, each outstanding Share not tendered in the Offer (other than (a) Shares owned by Pegasystems, Purchaser or any other wholly owned subsidiary of Pegasystems, (b) Shares owned by Chordiant or any wholly owned subsidiary of Chordiant, and (c) Shares owned by stockholders who have properly and validly exercised their dissenters’ rights of appraisal in respect of such Shares pursuant to Delaware law) was converted into the right to receive an amount in cash equal to $5.00 per Share without interest and less any required withholding taxes.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on March 15, 2010, and the press release that was filed as Exhibit (a)(5)(v) to Pegasystems’ Tender Offer Statement on Schedule TO on April 21, 2010, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 14, 2010, by and among Pegasystems Inc., Maple Leaf Acquisition Corp. and Chordiant Software, Inc. (Incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Pegasystems Inc. on March 15, 2010)

99.1	Press Release of Pegasystems Inc., dated April 21, 2010 (Incorporated by reference to Exhibit (a)(5)(v) to the Schedule TO/A filed by Pegasystems Inc. on April 21, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2010	Pegasystems Inc.

	By:	/s/ Shawn Hoyt
Shawn Hoyt
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 14, 2010, by and among Pegasystems Inc., Maple Leaf Acquisition Corp. and Chordiant Software, Inc. (Incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Pegasystems Inc. on March 15, 2010)

99.1	Press Release of Pegasystems Inc., dated April 21, 2010 (Incorporated by reference to Exhibit (a)(5)(v) to the Schedule TO/A filed by Pegasystems Inc. on April 21, 2010)